EXHIBIT 99.1

Consolidated Financial Statements

As of and for the Year Ended

December 31, 2012

 Certified Public Accountants

           and Consultants

INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors

Central Virginia Bankshares, Inc.

Powhatan, Virginia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Central Virginia Bankshares, Inc. and Subsidiary which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audit as of and for the year ended December 31, 2012 in accordance with auditing standards generally accepted in the United States of America. We conducted our audit as of and for the year ended December 31, 2011 in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. These procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Virginia Bankshares, Inc. and Subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Winchester, Virginia

March 27, 2013

CENTRAL VIRGINIA BANKSHARES, INC
Consolidated Balance Sheets (Dollars in thousands except share and per share amounts)
December 31,	2012	2011
ASSETS
Cash and due from banks	$8,341	$7,486
Federal funds sold	13,831	38,859
Total cash and cash equivalents	22,172	46,345

Securities available for sale, at fair value	145,678	99,304
Securities held to maturity, at amortized cost (fair value 2012 – $1,355; 2011 - $1,572)	1,355	1,544
Total securities	147,033	100,848

Mortgage and SBA loans held for sale	-	307

Loans, net of unearned income	194,668	224,065
Allowance for loan losses	(7,167)	(9,322)
Loans, net	187,501	214,743

Bank premises and equipment, net	7,772	8,117
Accrued interest receivable	1,435	1,268
Bank owned life insurance	10,996	10,625
Other real estate owned, net of valuation allowance of $745 and $279, respectively	4,793	6,809
Other assets	5,298	6,295
Total other assets	30,294	33,114
Total Assets	$387,000	$395,357

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC
Consolidated Balance Sheets
(Dollars in thousands except share and per share amounts)

December 31,	2012	2011
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest bearing demand deposits	$38,671	$37,473
Interest bearing demand deposits, MMDA, and NOW accounts	103,920	96,107
Savings deposits	44,269	40,227
Certificates of deposit under $100,000	95,604	110,153
Certificates of deposit $100,000 and over	41,471	48,882
Total deposits	323,935	332,842

Securities sold under repurchase agreements	-	1,393

FHLB term borrowings	40,000	40,000
Capital trust preferred securities	5,155	5,155
Total long-term borrowings	45,155	45,155
Total borrowings	45,155	46,548

Accrued interest payable	796	665
Other liabilities	2,905	2,738
Total liabilities	372,791	382,793
Stockholders’ Equity
Preferred stock, Series A, cumulative, $1.25 par value; $1,000 liquidation value; 1,000,000 authorized shares; 11,385 shares issued and outstanding in 2012 and 2011, respectively	11,385	11,385
Common stock, $1.25 par value; 30,000,000 shares authorized, 2012: issued and outstanding 2,665,999 shares (includes 30,643 of nonvested shares) and 2011: issued and outstanding 2,673,666 shares (includes 47,689 of nonvested shares) (see Note 18)	3,294	3,294
Surplus	16,938	16,924
Retained deficit	(14,217)	(14,358)
Common stock warrant	412	412
Discount on preferred stock	(126)	(199)
Accumulated other comprehensive loss, net	(3,477)	(4,882)
Total stockholders’ equity	14,209	12,564
Total Liabilities and Stockholders’ Equity	$387,000	$395,357

 See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC
Consolidated Statements of Operations
(Dollars in thousands except share and per share data)

Years Ended December 31,	2012	2011
Interest income:
Interest and fees on loans	$11,237	$13,802
Interest on securities and federal funds sold:
U.S. Government Treasury notes, agencies and corporations	1,801	1,904
States and political subdivisions	589	442
Corporate and other	712	817
Federal funds sold	32	41
Total interest income	14,371	17,006
Interest expense:
Interest on deposits	2,821	4,629
Interest on borrowings:
Federal funds purchased and securities sold
under repurchase agreements	-	9
FHLB borrowings	1,466	1,532
Capital trust preferred securities	182	167
Total interest expense	4,469	6,337
Net interest income	9,902	10,669
Provision for loan losses	2,699	2,360
Net interest income after provision for loan losses	7,203	8,309
Non-interest income
Deposit fees and charges	1,391	1,382
Other service charges, commissions and fees	923	908
Increase in cash surrender value of life insurance	372	394
Realized gains on sales/calls of securities and loans held for resale	2,417	1,836
Other	361	229
Total non-interest income	5,464	4,749

Non-interest expenses:
Salaries and benefits	5,025	4,958
Occupancy expense	1,110	1,118
Furniture and equipment expenses	462	595
FDIC premiums	804	1,022
Loss on write-down of securities (1)	6	13
Loss on other real estate owned and costs of operation	1,029	625
Other operating expenses	4,017	3,949
Total non-interest expenses	12,453	12,280
Income before income taxes	214	778
Income tax expense	-	-
Net income	$214	$778
Effective dividend on preferred stock	642	642
Net income (loss) available to common shareholders	$(428)	$136
Basic income (loss) per common share	$(0.16)	$0.05
Diluted income (loss) per common share	$(0.16)	$0.05

See Notes to Consolidated Financial Statements.

(1)

Loss on write-down of securities consists of other-than-temporary impairment losses of $716 thousand and $1.5 million of which $710 thousand and $1.4 million is recognized in other comprehensive income and a net impairment loss of $6 thousand and $13 thousand is recognized in earnings for 2012 and 2011.

CENTRAL VIRGINIA BANKSHARES, INC.

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Year Ended December 31,
	2012	2011
Net income	$214	$778
Other comprehensive income:
Unrealized holding gains arising during the period	$3,793	$1,986
Reclassification adjustment for gains included in net income	(2,394)	(1,836)
Reclassification adjustment for loss on write-down of securities	6	13
Other comprehensive income	$1,405	$163

Comprehensive income	$1,619	$941

 See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC

Consolidated Statements of Stockholders’ Equity

(Dollars in thousands, except share and per share amounts)

Years Ended December 31, 2012 and 2011	Preferred Stock	Common Stock	Surplus	Retained Earnings (Deficit)	Common Stock Warrant	Discount on Preferred Stock	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2010	$11,385	$3,278	$16,899	$(15,063)	$412	$(272)	$(5,045)	$11,594
Net income	-	-	-	778	-	-	-	778
Other comprehensive income	-	-	-	-	-	-	163	163
Accretion of preferred stock discount	-	-	-	(73)	-	73	-	-
Compensation expense for restricted stock	-	-	25	-	-	-	-	25
Issuance of 1,191 shares of common stock pursuant to employment agreement	-	1	-	-	-	-	-	1
Issuance of 2,257 shares of common stock pursuant to dividend reinvestment plan	-	3	-	-	-	-	-	3
Balance, December 31, 2011	$11,385	$3,282	$16,924	$(14,358)	$412	$(199)	$(4,882)	$12,564
Net income	-	-	-	214	-	-	-	214
Other comprehensive income	-	-	-	-	-	-	1,405	1,405
Accretion of preferred stock discount	-	-	-	(73)	-	73	-	-
Compensation expense for restricted stock	-	-	26	-	-	-	-	26
Issuance of 9,379 shares of common stock pursuant to restricted stock vesting	-	12	(12)	-	-	-	-	-
Balance, December 31, 2012	$11,385	$3,294	$16,938	$(14,217)	$412	$(126)	$(3,477)	$14,209

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

Years Ended December 31,	2012	2011

Cash Flows from Operating Activities
Net income	$214	$778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	486	572
Amortization	69	15
Provision for loan losses	2,699	2,360
Compensation expense for restricted stock	26	25
Amortization and accretion on securities, net	1,574	414
Proceeds from the sale of loans held for resale	330	-
Realized gain on sales/calls of securities available for sale	(2,394)	(1,836)
Realized gain on sales of loans held for resale	(23)	-
Realized (gain) loss on sale of other real estate owned	(20)	90
Realized gain on sale of building and other assets	(140)	-
Loss on write-down of securities	6	13
Loss on devaluation of other real estate owned	831	282
Increase in cash value of life insurance	(372)	(394)
Change in operating assets and liabilities:
(Increase) decrease in assets:
Mortgage and SBA loans held for sale	-	1,547
Accrued interest receivable	(167)	260
Other assets	929	1,930
Increase (decrease) in liabilities:
Accrued interest payable	131	111
Other liabilities	167	70
Net cash provided by operating activities	4,346	6,237

Cash Flows From Investing Activities
Proceeds from calls and maturities of securities held to maturity	186	475
Proceeds from calls and maturities of securities available for sale	40,491	80,616
Proceeds from sales of securities held to maturity	-	498
Proceeds from sales of securities available for sale	143,761	131,044
Purchase of securities available for sale	(228,404)	(200,586)
Net decrease in loans made to customers	21,709	28,194
Proceeds from sales of other real estate owned	4,039	841
Proceeds from sale of premises and equipment	235	15
Purchase of premises and equipment	(236)	(54)
Net cash (used in) provided by investing activities	(18,219)	41,043

See Notes to Consolidated Financial Statements.

(Continued)

CENTRAL VIRGINIA BANKSHARES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

Years Ended December 31,	2012	2011

Cash Flows From Financing Activities
Net increase in demand deposits, MMDA, NOW, and savings accounts	13,053	17,066
Net decrease in time deposits	(21,960)	(30,286)
Net decrease in federal funds purchased and
securities sold under repurchase agreements	(1,393)	(1,580)
Net proceeds from issuance of common stock	-	4
Net cash used in financing activities	(10,300)	(14,796)
(Decrease) increase in cash and cash equivalents	(24,173)	32,484
Cash and cash equivalents, beginning	46,345	13,861
Cash and cash equivalents, ending	$22,172	$46,345
Supplemental Disclosures of Cash Flow Information
Interest paid	$4,338	$6,226
Income taxes paid	-	-
Supplemental Disclosures of Noncash Investing and Financing Activities
Unrealized gain on securities available for sale	$1,405	$163
Loans transferred to other real estate owned	2,834	5,628

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Central Virginia Bankshares, Inc., and its subsidiaries, Central Virginia Bank, including its subsidiary, CVB Title Services, Inc., and Central Virginia Bankshares Statutory Trust I. All significant intercompany transactions and balances have been eliminated in consolidation. ASC Topic 810 Consolidations requires that the Company no longer eliminate through consolidation the equity investment in Central Virginia Bankshares Statutory Trust I by the parent company, Central Virginia Bankshares, Inc., which equaled $155 thousand at December 31, 2012. The subordinated debt of the Trust is reflected as a liability on the Company’s consolidated balance sheet.

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

Nature of operations: Central Virginia Bankshares, Inc. (the “Company”) is a one-bank holding company headquartered in Powhatan County, Virginia. The Company’s subsidiary, Central Virginia Bank, (the “Bank”) provides a variety of financial services to individuals and corporate customers through its seven branches located in the Virginia counties of Powhatan, Chesterfield, Henrico, and Cumberland. The Bank’s primary deposit products are checking accounts, savings accounts, and certificates of deposit. Its primary lending products are residential mortgage, construction, installment, and commercial business loans.

Central Virginia Bank’s subsidiary, CVB Title Services, Inc., is a corporation organized under the laws of the Commonwealth of Virginia. CVB Title Services’ primary purpose is to own membership interests in two insurance-related limited liability companies.

Change in accounting policy: Effective January 1, 2011, the Company changed its accounting policy with respect to non-accrual loans. When a loan is classified as non-accrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Use of estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, the valuation of securities, deferred tax assets and liabilities and fair value measurements.

A significant portion of the Bank’s loan portfolio consists of single-family residential loans in the Virginia counties of Powhatan, Chesterfield, Henrico, and Cumberland. There is also a significant concentration of loans to builders and developers in the region. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for loan losses and foreclosed real estate may change materially in the near term.

Cash and cash equivalents: For purposes of reporting the consolidated statements of cash flows, the Company includes cash on hand, amounts due from banks, federal funds sold and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying consolidated balance sheets. Cash flows from deposits and loans are reported net.

The Bank maintains cash accounts with other commercial banks. The amount of these deposits at December 31, 2012 exceeded the insurance limit of the FDIC by $2.0 million. The Bank has not experienced any losses in such accounts. The Bank is not required to maintain average reserve and clearing balances in cash or on deposit with the Federal Reserve Bank at December 31, 2012; however, the Bank was required to maintain such balances at December 31, 2011 and the total of these balances was approximately $50 thousand at that time.

Securities: Investments in debt and equity securities with readily determinable fair values are classified as either held to maturity, available for sale, or trading, based on management’s intent. Currently all of the Company’s investment securities are classified as either held to maturity or available for sale. Securities are classified as held to maturity when management has the intent and the Company has the ability at the time of purchase to hold them until maturity or on a long-term basis. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. Sales of these securities are generally not permitted, however if a sale occurs, gains and losses on the sale of such securities are determined by the specific identification method. A sale of a held to maturity security could occur if the security’s investment grade rating fell below the Company’s acceptable investment policy standards. Available for sale securities are carried at estimated fair value with the corresponding unrealized gains and losses excluded from earnings and reported in other comprehensive income. Gains or losses are recognized in earnings on the trade date using the amortized cost of the specific security sold. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Impairment of securities occurs when the fair value of a security is less than its amortized cost. For debt securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either (1) the Company intends to sell the security or (2) it is more-likely-than-not that the Company will be required to sell the security before recovery of its amortized cost basis. If, however, the Company does not intend to sell the security and it is not more-likely-than-not that it will be required to sell the security before recovery, the Company must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost basis of the security exceeds the present value of the cash flows expected to be collected from the security. If there is credit loss, the loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income. For equity securities, impairment is considered to be other-than-temporary based on the Company’s ability and intent to hold the investment until a recovery of fair value. Other-than-temporary impairment of an equity security results in a write-down that must be included in net income. Management regularly reviews each investment security for other-than-temporary impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer, the best estimate of the present value of cash flows expected to be collected from debt securities, its intention with regard to holding the security to maturity and the likelihood that the Company would be required to sell the security before recovery.

United States SBA Loan Certificates held for sale: The Company, through a business arrangement with Community Bankers Securities (“CBS”), provides temporary short-term financing for United States Government Small Business Administration Guaranteed Interest Certificates (“Certificates”) until such times as the Certificates can be aggregated into a U.S. Small Business Administration Guaranteed Loan Pool (“Pool”) by CBS. Upon assembling the requisite number of Certificates that aggregate the desired principal amount and yield, CBS repurchases the Certificates from the Bank, transferring them to the exclusive Fiscal and Transfer Agent (“FTA”) receiving in exchange, a security backed by the pool of Certificates, which is then sold by CBS to the end investor. As the Certificates represent the guaranteed portion of SBA loans, they are reported as loans held for sale. SBA loans held for sale were zero and $307 thousand as of December 31, 2012 and 2011, respectively.

Loans: Loans are stated at the amount of unpaid principal, reduced by unearned discount, partial charge-offs and an allowance for loan losses.

Unearned interest on discounted loans is amortized to income over the life of the loans, using the interest method. For all other loans, interest is accrued daily on the outstanding balances.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance.

Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related yield. The Bank is amortizing these amounts over the life of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 120 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Interest payments on non-accruing impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Interest payments on accruing impaired loans are recognized as interest income. Impaired loans include loans that are on non-accrual but may also include loans that are performing and paying per the terms of the loan agreement.

All current year interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. All prior year accrued interest not collected is charged off against the allowance for loan losses. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses: The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. Management uses a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, the Company estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to the following portfolio segments: (1) the commercial loan portfolio, (2) the construction loan portfolio, (3) the residential real estate portfolio, (4) the home equity portfolio, (5) the commercial real estate portfolio, (6) the consumer bank card portfolio, and (7) the consumer installment loan portfolio. Each segment of loans requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the collectability of a loan balance is doubtful. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component is related to doubtful and certain substandard loans. The general component covers non-classified, special mention, and certain sub-standard loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial, construction and commercial mortgage loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogenous loans are collectively evaluated for impairment.

To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience, quantitative and other mathematical techniques over the loss emergence period. Each loan segment exercises significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. The Company uses a vendor supplied model in this process. Management must use judgment in establishing additional input metrics, as described below, for the modeling process. The model and assumptions used to determine the allowance are reviewed by the Asset and Liability Committee. The Board provides final approval on the methodology used for the model.

The following is how management determines the balance of the allowance account for each segment or class of loans.

Commercial loans. Commercial loans are pooled by portfolio segment and a historical loss percentage as well as an estimated years for impairment is applied. Historical loss percentages are based on actual loan charge-offs weighted over a three year period, with the most recent quarter weighted more heavily. In addition, adversely rated non-impaired loans are applied a higher percentage of the historical loss percentage as the risk rating worsens. The estimated years for impairment are based on historical loss experience over the loss emergence period. At December 31, 2012, the estimated years for impairment for commercial loans were 24 months.

Based on credit risk assessment and management’s analysis of leading predictors of losses, additional adjustment factors may be applied to loan balances. At December 31, 2012, management did not apply additional adjustment factors since the historical loss factors accurately reflected expected future losses.

Construction loans. Construction loans are pooled by portfolio class and a historical loss percentage, as well as an estimated years for impairment, is applied to each class. Historical loss percentages are based on actual loan charge-offs weighted over a three year period, with the most recent quarter weighted more heavily. In addition, adversely rated non-impaired loans are applied a higher percentage of the historical loss percentage as the risk rating worsens. The estimated years for impairment are based on historical loss experience modeling over the loss emergence period. At December 31, 2012, the estimated years for impairment for construction loans were 12 – 15 months.

Based on credit risk assessment and management’s analysis of leading predictors of losses, adjustment factors may be applied to loan balances. At December 31, 2012, management applied additional adjustment factors based on the collateral position of the Company in relation to the loan portfolio, seasoning of the portfolio with little to no new originations, historical loss trends, and management’s estimates on expected losses.

Residential real estate loans. Residential real estate loans consist of real estate residential mortgages and home equity loans and are pooled by portfolio class and a historical loss percentage, as well as an estimated years for impairment is applied to each class. Historical loss percentages are based on actual loan charge-offs weighted over a three year period, with the most recent quarter weighted more heavily. In addition, past due loans are applied a higher rate of the historical loss percentage as the past due status worsens. The estimated years for impairment are based on historical loss experience over the loss emergence period. At December 31, 2012, the estimated years for impairment for each class were 12 months.

Based on management’s analysis of leading predictors of losses, adjustment factors may be applied to loan balances. At December 31, 2012, management applied additional adjustment factors based on deteriorating trends in the portfolio.

Commercial real estate loans: Commercial real estate loans consist of loans secured by property and may be either owner occupied or non-owner occupied, and is pooled by portfolio class and a historical loss percentage, as well as an estimated years for impairment is applied to each class. Historical loss percentages are based on actual loan charge-offs weighted over a three year period, with the most recent quarter weighted more heavily. In addition, adversely rated non-impaired loans are applied a higher rate of the historical loss percentage as the risk rating worsens. The estimated years for impairment are based on historical loss experience over the loss emergence period. At December 31, 2012, the estimated years for impairment for commercial real estate loans were 12 - 24 months.

Based on management’s analysis of leading predictors of losses, adjustment factors may be applied to loan balances. At December 31, 2012, management applied additional adjustment factors based on deterioration of performance in the market and management’s estimates on expected losses.

Installment and Bank Cards. Consumer loans (installment and bank cards) are pooled by portfolio class and a historical loss percentage is applied to each class. Historical loss percentages are based on actual loan charge-offs weighted over a three year period, with the most recent quarter weighted more heavily. In addition, past due loans are applied a higher rate of the historical loss percentage as the past due status worsens. The estimated years for impairment are based on historical loss experience modeling over the loss emergence period. At December 31, 2012, the estimated years for impairment for consumer loans were 18 months.

Based on credit risk assessment and management’s analysis of leading predictors of losses, adjustment factors may be applied to loan balances. At December 31, 2012, management applied adjustments based on risks inherent with consumer loans, current unemployment rate for the region and management’s estimates on expected losses.

The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions and collateral value, among other influences. From time to time, events or economic factors may affect the loan losses. The Company’s allowance for loan losses is sensitive to risk ratings assigned to individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Outsourced independent loan review periodically evaluates these risk ratings.

Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan segments and the models used to estimate incurred losses in those segments.

Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of the Company’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Company’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net income.

Loan Charge-off Policies. The amount of the loan to be charged off determines the level of review and approval. Charge-offs (aggregated by loan number) will be reviewed and approved as designated below:

Charge-Off Amount          Required Approval

No more than $9,999          Senior Credit Officer or President/CEO

$10,000 up to $300,000       Senior Loan Committee

More than $300,000           Senior Loan Committee, with review by the Board of Directors within 48 hours

The Board of Directors will receive and review a report of all charged-off loans and the total amount of charge-offs at each monthly meeting of the Board.

Troubled debt restructurings: In situations where, for economic or legal reasons related to a borrower’s financial condition, management may grant a concession to the borrower that it would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). Management strives to identify borrowers in financial difficulty early and work with them to modify their loan to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where borrowers are granted new terms that provide for a reduction of either interest or principal, management measures any impairment on the restructuring as noted above for impaired loans.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank – put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Bank premises and equipment: Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation. Expenditures for improvements and major renewals are capitalized and ordinary maintenance and repairs are charged to operations as incurred. Depreciation is not recognized on branches or banking facilities purchased or constructed until the facility is occupied and open for business. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years

Buildings and improvements	5 - 39

Furniture and equipment	3 - 10

Other real estate owned: Other real estate owned represents properties acquired through foreclosure or other proceedings. Other real estate is initially recorded at fair value less estimated costs to sell and any deficiency is recorded through the allowance for loan losses. Foreclosed real estate is evaluated periodically to ensure the carrying amount is supported by its current net realizable fair value. Subsequent declines in value are recorded as a loss on devaluation of other real estate owned. At December 31, 2012 the Bank held other real estate owned totaling $4.8 million and held $6.8 million at December 31, 2011. Revenue and expenses from operations are included in loss on other real estate owned.

Public relations and marketing costs: Public relations and marketing costs are generally expensed as incurred. Public relations and marketing expenses for the years ending December 31, 2012 and 2011 was $64 thousand and $55 thousand, respectively.

Intangible assets: Intangible assets, which for the Bank are the cost of acquired customer accounts, are amortized on a straight-line basis over the expected periods of benefit. The balance of intangible assets, net of accumulated amortization, was $53 thousand and $67 thousand as of December 31, 2012 and 2011, respectively, and is included in other assets on the consolidated balance sheets.

Income taxes: The provision for income taxes relates to items of revenue and expenses recognized for financial accounting purposes. The actual current liability may be more or less than the charge against earnings due to the effect of deferred income taxes.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above would be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. As of December 31, 2012 and 2011, the Company has no liability accrued for unrecognized tax benefits.

Interest and penalties associated with unrecognized tax benefits would be classified as additional income taxes in the consolidated statement of operations. The Company had IRS examinations completed through 2009 that resulted in no change.

Stock Compensation Plans: The compensation cost relating to share-based payment transactions is recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The Company measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and recognizes the cost over the period the employee is required to provide services for the award.

Earnings (Loss) Per Common Share: Basic earnings (loss) per common share represents income (loss) available to common stockholders, which includes the effective dividend on preferred stock, divided by the weighted-average number of common shares outstanding during the period. Diluted (loss) earnings per common share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method. See Note 19.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains on securities available for sale, and unrealized losses related to factors other than credit on debt securities, recognized as separate components of equity and are reported in our consolidated statements of comprehensive income.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 21. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Certain items in the prior year consolidated financial statements have been reclassified to conform to the current year presentation.

Recent accounting pronouncements: In April 2011, the FASB issued ASU 2011-03, “Transfers and Servicing (Topic 860) – Reconsideration of Effective Control for Repurchase Agreements.” The amendments in this ASU remove from the assessment of effective control (1) the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee and (2) the collateral maintenance implementation guidance related to that criterion. The amendments in this ASU were effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occurred on or after the effective date. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU is the result of joint efforts by the FASB and IASB to develop a single, converged fair value framework on how (not when) to measure fair value and what disclosures to provide about fair value measurements. The ASU is largely consistent with existing fair value measurement principles in U.S. GAAP (Topic 820), with many of the amendments made to eliminate unnecessary wording differences between U.S. GAAP and IFRSs. The amendments were effective for interim and annual periods beginning after December 15, 2011 with prospective application. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) – Presentation of Comprehensive Income.” The new guidance amends disclosure requirements for the presentation of comprehensive income. The amended guidance eliminates the option to present components of other comprehensive income (“OCI”) as part of the statement of changes in shareholders’ equity. All changes in OCI must be presented either in a single continuous statement of comprehensive income or in two separate but consecutive financial statements. The guidance did not change the items that must be reported in OCI. The Company has included the required disclosures in its consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, “Intangible – Goodwill and Other (Topic 350) – Testing Goodwill for Impairment.” The amendments in this ASU permit an entity to first assess qualitative factors related to goodwill to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities.” This ASU requires entities to disclose both gross information and net information about both instruments and transactions eligible for offset in the balance sheet and instruments and transactions subject to an agreement similar to a master netting arrangement. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Company does not expect the adoption of ASU 2011-11 to have a material impact on the Company’s consolidated financial statements.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” The amendments in this ASU apply to all entities that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. The amendments in this ASU provide an entity with the option to make a qualitative assessment about the likelihood that an indefinite-lived intangible asset is impaired to determine whether it should perform a quantitative impairment test. The amendments also enhance the consistency of impairment testing guidance among long-lived asset categories by permitting an entity to assess qualitative factors to determine whether it is necessary to calculate the asset’s fair value when testing an indefinite-lived intangible asset for impairment. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption of ASU 2012-02 to have a material impact on the Company’s consolidated financial statements.

In January 2013, the FASB issued ASU 2013-01, “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” The amendments in this ASU clarify the scope for derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements and securities borrowing and securities lending transactions that are either offset or subject to netting arrangements. An entity is required to apply the amendments for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. The Company does not expect the adoption of ASU 2013-01 to have a material impact on the Company’s consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The amendments in this ASU require an entity to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income. In addition, the amendments require a cross-reference to other disclosures currently required for other reclassification items to be reclassified directly to net income in their entirety in the same reporting period. Companies should apply these amendments for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. The Company is currently assessing the impact that ASU 2013-02 will have on its consolidated financial statements.

Note 2. Regulatory Matters

Over the past five years, the Company’s capital position has been negatively impacted by deteriorating economic conditions that in turn has caused losses in its investment and loan portfolios. As a result of a 2009 examination by the Virginia Bureau of Financial Institutions and the Federal Reserve Bank of Richmond, the Company entered into a written agreement with the Bureau of Financial Institutions and the Federal Reserve. The written agreement requires the Company to significantly exceed the capital level required to be classified as “well capitalized.” It also provides that the Company shall:

●	submit written plans to the Bureau of Financial Institutions and the Federal Reserve to strengthen corporate governance and board and management structure;

●	strengthen board oversight of the management and operations of the Company;

●	strengthen credit risk management and administration;

●	establish ongoing independent review and grading of the Company’s loan portfolio;

●	enhance internal audit processes;

●	improve asset quality;

●	review and revise our methodology for determining the allowance for loan and lease losses (“ALLL”) and maintain an adequate ALLL;

●	maintain sufficient capital;

●	establish a revised contingency funding plan;

●	establish a revised investment policy; and

●	improve the Company’s earnings and overall condition.

The written agreement also restricts the payment of dividends and any payments on trust preferred securities or subordinated debt, and any reduction in capital or the purchase or redemption of stock without the prior approval of the Bureau of Financial Institutions and the Federal Reserve.

The Company has complied with the requirements of the written agreement, including submitting plans to significantly exceed the capital level required to be classified as “well capitalized”, improve corporate governance, strengthen board oversight of management and operations, strengthen credit risk management and administration, and improve asset quality. The Company continues to address the requirements of the written agreement, and with the exception of completing a capital raise, the Company is substantially in compliance with a majority of the requirements of the written agreement.

Although there can be no assurance that the Company will be successful, the Board and management will do their utmost to retain the “well capitalized" status at all levels. The Company is continuing to explore its options, including raising additional capital, strategic alternatives, continued shrinkage of the balance sheet, and further management of the investment portfolio.

Note 3. Securities

The amortized cost, gross unrealized gains and losses and approximate fair value of securities available for sale at December 31, 2012 and 2011 are summarized as follows:

	2012
(Dollars in 000’s)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
U.S. Treasury securities	$ 7,213	$11	$(55)	$7,169
U.S. government agencies and corporations	59,655	133	(253)	59,535
Bank eligible preferred and equities	2,202	9	(71)	2,140
Mortgage-backed securities (1)	59,518	377	(100)	59,795
Corporate and other debt	10,005	6	(3,463)	6,548
States and political subdivisions	10,562	49	(120)	10,491
	$149,155	$585	$(4,062)	$145,678

	2011
(Dollars in 000’s)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
U.S. Treasury securities	$195	$23	$-	$218
U.S. government agencies and corporations	16,902	137	-	17,039
Bank eligible preferred and equities	2,277	112	(425)	1,964
Mortgage-backed securities (1)	51,853	421	(58)	52,216
Corporate and other debt	13,902	82	(5,135)	8,849
States and political subdivisions	19,057	260	(299)	19,018
	$104,186	$1,035	$(5,917)	$99,304
(1)	At December 31, 2012 and 2011, GNMA securities represented 69% and 90% of the total market value of mortgage-backed securities, respectively.

The following table presents the amortized cost and approximate fair value of securities available for sale as of December 31, 2012, by contractual maturity. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Dollars in 000’s)	Amortized Cost	Approximate Fair Value
Due in one year or less	$248	$254
Due after one year through five years	2,733	2,551
Due after five years through ten years	30,418	30,353
Due after ten years	115,554	112,312
Equities	202	208
	$149,155	$145,678

The gross realized gains, losses and tax effect of such sales and redemptions of securities in 2012 and 2011 are shown below.

(Dollars in 000’s)	2012	2011
Gross realized gains	$2,556	$1,899
Gross realized losses	162	63
Net realized gain (loss)	$2,394	$1,836

Tax effect of net realized gain (loss)	$-	$-

The primary purpose of the investment portfolio is to generate income and meet liquidity needs of the Company through readily saleable financial instruments. The portfolio includes fixed rate bonds, whose prices move inversely with rates. At the end of any accounting period, the investment portfolio has unrealized gains and losses. The Company monitors the portfolio, which is subject to liquidity needs, market rate changes and credit risk changes, to see if adjustments are needed. The primary cause of temporary impairments was the increase in spreads over comparable Treasury bonds. As of December 31, 2012, there were $7.6 million in securities related to 12 individual securities that had been in a continuous loss position for more than 12 months and consisted primarily of corporate and other debt. In the second quarter of 2009, the Company adopted ASC 320-10-65 Transition Related to FSP FAS 115-2 and FAS 124-2,Recognition and Presentation of Other-Than-Temporary Impairments that amended other-than-temporary impairment (“OTTI”) guidance for debt securities regarding recognition and disclosure. The major change in the guidance was that an impairment is other-than-temporary if any of the following conditions exists: the entity intends to sell the security; it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis; or the entity does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). If a credit loss exists, but an entity does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, the impairment is other-than-temporary and is separated into a credit portion recognized in earnings with the remaining amount relating to all other factors recognized as other comprehensive loss.

During each quarter and at year-end, the Company conducts an assessment of the securities portfolio for OTTI consideration. The assessment considers factors such as external credit ratings, delinquency coverage ratios, market price, managements’ judgment, expectations of future performance and relevant industry research and analysis.

The following tables present the gross unrealized losses and fair values as of December 31, 2012 and 2011, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position:

	December 31, 2012
(Dollars in 000’s)	Less than Twelve Months		Twelve Months or Longer		Total
Securities Available for Sale	Approximate Fair Value	Unrealized Losses	Approximate FairValue	Unrealized Losses	Approximate FairValue	Unrealized Losses
U. S. Treasury securities	$7,070	$(55)	$-	$-	$7,070	$(55)
U. S. government agencies and corporations	30,023	(253)	-	-	30,023	(253)
Bank eligible preferred and
equities	-	-	2,006	(71)	2,006	(71)
Mortgage-backed securities	17,789	(100)	-	-	17,789	(100)
Corporate and other debt	830	(170)	5,286	(3,293)	6,116	(3,463)
States and political
subdivisions	7,305	(117)	272	(3)	7,577	(120)
	$63,017	$(695)	$7,564	$(3,367)	$70,581	$(4,062)

	December 31, 2011
(Dollars in 000’s)	Less than Twelve Months		Twelve Months or Longer		Total
Securities Available for Sale	Approximate Fair Value	Unrealized Losses	Approximate FairValue	Unrealized Losses	Approximate FairValue	Unrealized Losses
Bank eligible preferred and
equities	$115	$(10)	$1,662	$(415)	$1,777	$(425)
Mortgage-backed securities	13,784	(58)	-	-	13,784	(58)
Corporate and other debt	-	-	8,525	(5,135)	8,525	(5,135)
States and political
subdivisions	13,296	(299)	-	-	13,296	(299)
	$27,195	$(367)	$10,187	$(5,550)	$37,382	$(5,917)

As of December 31, 2012, the Company had two pooled trust preferred securities that were deemed to be OTTI based on a present value analysis of expected future cash flows. These securities had a fair value of $0.8 million and an unrealized loss of $1.5 million, of which $0.7 million was recognized in other comprehensive loss and $0.8 million has been recognized in earnings. The following table provides further information on these two securities as of December 31, 2012:

(Dollars in 000’s) Security	Class	Current Moody’s Ratings (Lowest Assigned Rating)	Amortized Cost	Fair Value	Unrealized Loss	Current Defaults and Deferrals	% of Current Defaults and Deferrals to Current Collateral	Excess Sub (1)	Estimated Incremental Defaults Required to Break Yield (2)	Cumulative Other Comprehensive (Gain) Loss	Amount of OTTI Related to Credit Loss
PreTSL XII	B-3	Ca	1,963	509	1,454	$232,100	35.3%	(37.18)%	BROKEN	673	781
Preferred CPO Ltd	B/C	Ba3	335	283	52	$28,100	46.7%	(38.02)%	BROKEN	37	15
			$2,298	$792	$1,506					$710	$796

(1)

Excess subordination is the difference between the remaining performing collateral and the amount of bonds outstanding that are otherwise the same and senior to the class the Company owns. Negative excess subordination indicates there is not enough performing collateral in the pool to cover the outstanding balance of all classes senior to those the Company owns.

(2)

A break in yield for a given class means that defaults/deferrals have reached such a level that the class would not receive all of its contractual cash flows (principal and interest) by maturity (so that it is not just a temporary interest shortfall, but an actual loss in yield on the investment). This represents additional defaults beyond those assumed in our cash flow modeling.

As of December 31, 2012, the Company had three pooled trust preferred securities that were deemed to be temporarily impaired based on a present value analysis of expected future cash flows. The securities had a fair value of $1.4 million. The following table provides further information on these securities as of December 31, 2012:

(Dollars in 000’s) Security	Class	Current Moody’s Ratings (Lowest Assigned Rating)	Amortized Cost	Fair Value	Unrealized Loss	Current Defaults and Deferrals	% of Current Defaults and Deferrals to Current Collateral	Excess Sub (1)	Estimated Incremental Defaults Required to Break Yield (2)	Cumulative Other Comprehensive Loss	Amount of OTTI Related to Credit Loss
PreTSL XXIII (3)	C-2	C	$490	$200	$290	$323,500	26.3%	(10.99)%	BROKEN	$290	$ -
i-PreTSL III	B-3	Ba3	1,500	762	738	$58,400	19.2%	12.08%	$31,883	738	-
i-PreTSL IV	B-2	Ba2	1,000	437	563	$31,556	19.7%	10.43%	$21,912	563	-
			$ 2,998	$1,438	$1,560					$1,591	$ -

(1)

Excess subordination is the difference between the remaining performing collateral and the amount of bonds outstanding that are otherwise the same and senior to the class the Company owns. Negative excess subordination indicates there is not enough performing collateral in the pool to cover the outstanding balance of all classes senior to those the Company owns.

(2)

A break in yield for a given class means that defaults/deferrals have reached such a level that the class would not receive all of its contractual cash flows (principal and interest) by maturity (so that it is not just a temporary interest shortfall, but an actual loss in yield on the investment). This represents additional defaults beyond those assumed in our cash flow modeling.

(3)	While there is a negative excess subordination, the projected discounted cash flows at contractual rate exceed the amortized cost of the security; therefore, there is no OTTI on the security.

 The Company’s investment in Federal Home Loan Bank (FHLB) stock totaled $2.4 million at December 31, 2012. FHLB stock is generally viewed as a long-term investment and as a restricted investment security, which is carried at cost, because there is no market for the stock, other than the FHLBs or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Company does not consider this investment to be other-than-temporarily impaired at December 31, 2012 and no impairment has been recognized. FHLB stock is included with other assets on the balance sheet and is not a part of the available for sale securities portfolio.

The following table presents a roll-forward of the cumulative credit loss component amount of OTTI recognized in earnings:

(Dollars in 000’s)	Year-ended December 31, 2012	Year-ended December 31, 2011
Balance, beginning of period	$25,913	$25,900
Additions:
Initial credit impairments	-	-
Subsequent credit impairments	6	13
Reduction: sales of securities	(6,218)	-
Balance, end of period	$19,701	$25,913

Available for Sale Securities with an amortized cost of $36.9 million and $18.0 million and a market value of $36.9 million and $18.1 million and Held to Maturity Securities with an amortized cost of $1.4 million and a market value of $1.4 million at December 31, 2011 respectively, were pledged as collateral for repurchase agreement borrowings with correspondent banks and for public deposits and for other purposes as required or permitted by law.

Securities Held to Maturity

The amortized cost, gross unrealized gains and losses and estimated fair value of securities being held to maturity at December 31, 2012 and 2011 are summarized as follows:

	December 31, 2012
(Dollars in 000’s)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
States and political subdivisions	$1,355	$-	$-	$1,355

	December 31, 2011
(Dollars in 000’s)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
States and political subdivisions	$ 1,544	$28	$-	$1,572

The amortized cost and approximate fair value of securities being held to maturity at December 31, 2012, by contractual maturity, are shown below.

(Dollars in 000’s)	Amortized Cost	Approximate Market Value
Due in one year or less	$1,355	$1,355
Due after one year through five years	-	-
Due after ten years	-	-
	$1,355	$1,355

During the year ended December 31, 2011, the Company sold a held to maturity municipal security with a carrying value of $501 thousand. The Company sold the security because the security’s investment grade rating fell below the Company’s acceptable investment policy standards. The security was sold for $498 thousand and a loss of $3 thousand was recorded relating to the sale.

Note 4. Loans

Major classification of gross loans, unearned discount and allowance for loan losses at December 31, 2012 and 2011 are as follows:

(Dollars in 000’s)	December 31,
	2012	2011
Commercial	$18,538	$23,574
Real estate:
Residential	59,814	66,611
Commercial	56,185	62,499
Home equity	23,799	24,739
Construction	32,792	42,801
Bank cards	961	967
Installment	2,807	3,021
	194,896	224,212
Less unearned income	(228)	(147)
	194,668	224,065
Allowance for loan losses	(7,167)	(9,322)
Loans, net	$187,501	$214,743

At December 31, 2012 and 2011, overdraft demand deposit accounts totaling $92 thousand and $111 thousand, respectively, were reclassified as loans within the Installment loan category.

Credit Quality. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans. For consumer and residential loans, the Company believes that performance and delinquency status is a better indicator of credit quality; therefore, the Company does not generally risk grade consumer or residential loans. In general, commercial loans are risk graded; however, there may be certain instances whereby these loans are not risk graded, such as when loans are approved by branch lenders under their loan authority. In general, construction loans are risk graded; however, in instances where construction loans are for residential purposes, these loans are considered to be consumer loans and are not risk graded.

The Company’s internally assigned grades are as follows:

Pass – No change in credit rating of borrower and loan-to-value ratio of asset;

Weak Pass – Weakening of borrower’s debt capacity, earnings and cash flows;

Special Mention – Deterioration in the credit rating of borrower;

Sub-Standard – Deteriorating financial position of borrower, possibility of loss exists if corrective action is not taken;

Doubtful – Bankruptcy exists or is highly probable; and

Loss – Borrowers deemed incapable of repayment of debt.

The following table represents credit exposures by internally assigned grades for the year ended December 31, 2012.

	December 31, 2012
(Dollars in 000’s)	Commercial	Real Estate - Residential	Real Estate - Commercial	Real Estate - Home Equity	Real Estate - Construction	Bank Cards	Installment	Total
Pass	$7,879	$5,587	$15,766	$1,064	$1,773	$-	$10	$32,079
Weak Pass	6,082	14,110	27,774	1,735	7,919	-	44	57,664
Special Mention	2,789	3,914	3,397	1,350	2,049	-	-	13,499
Sub-Standard	1,444	5,613	9,101	349	20,009	-	51	36,567
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Total	$18,194	$29,224	$56,038	$4,498	$31,750	$-	$105	$139,809

The following table shows a breakdown of loans that are not risk rated in the table above:

(Dollars in 000’s)	December 31, 2012
	Performing	Non-Performing	Total
Commercial	$344	$-	$344
Real Estate – Residential	28,323	2,267	30,590
Real Estate – Commercial	147	-	147
Real Estate – Home Equity	18,926	375	19,301
Real Estate - Construction	971	71	1,042
Bank Cards	912	49	961
Installment	2,623	79	2,702
Total	$52,246	$2,841	$55,087

The following table represents credit exposures by internally assigned grades for the year ended December 31, 2011.

	December 31, 2011
(Dollars in 000’s)	Commercial	Real Estate - Residential	Real Estate - Commercial	Real Estate – Home Equity	Real Estate - Construction	Bank Cards	Installment	Total
Pass	$9,203	$5,089	$19,602	$1,756	$1,309	$-	$10	$36,969
Weak Pass	6,725	12,458	29,783	1,876	6,974	-	4	57,820
Special Mention	3,958	907	6,896	104	6,376	-	-	18,241
Sub-Standard	3,166	8,824	6,218	814	26,832	-	257	46,111
Doubtful	65	-	-	-	-	-	-	65
Loss	-	8	-	-	3	-	-	11
Total	$23,117	$27,286	$62,499	$4,550	$41,494	$-	$271	$159,217

The following table shows a breakdown of loans that are not risk rated in the table above:

(Dollars in 000’s)	December 31, 2011
	Performing	Non-Performing	Total
Commercial	$398	$59	$457
Real Estate – Residential	37,241	2,084	39,325
Real Estate – Commercial	-	-	-
Real Estate – Home Equity	19,988	201	20,189
Real Estate - Construction	1,238	69	1,307
Bank Cards	933	34	967
Installment	2,438	312	2,750
Total	$62,236	$2,759	$64,995

The following table details activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2012 and the Company’s recorded investment in loans as of December 31, 2012 related to each balance in the allowance for loan losses. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	December 31, 2012
(Dollars in 000’s)	Commercial	Real Estate –Residential	Real Estate -Commercial	Real Estate – Home Equity	Real Estate - Construction	Bank Cards	Installment	Total
Beginning balance	$1,700	$956	$650	$82	$5,416	$18	$500	$9,322
Recoveries credited to allowance	28	68	2	-	-	1	60	159
Loans charged-off	(117)	(992)	(271)	(398)	(2,888)	(55)	(292)	(5,013)
Provision for loan losses	(511)	1,227	946	607	450	57	(77)	2,699
Ending balance - allowance for loan loss	$1,100	$1,259	$1,327	$291	$2,978	$21	$191	$7,167

Period-end amount allocated to:
Loans individually evaluated for impairment	$647	$486	$740	$-	$670	$-	$-	$2,543
Loans collectively evaluated for impairment	453	773	587	291	2,308	21	191	4,624
Ending balance – allowance for loan loss	$1,100	$1,259	$1,327	$291	$2,978	$21	$191	$7,167

Ending balance – loans	$18,538	$59,814	$56,185	$23,799	$32,792	$961	$2,807	$194,896

Loans individually evaluated for impairment	$2,906	$4,784	$7,541	$-	$15,610	$-	$-	$30,841
Loans collectively evaluated for impairment	15,632	55,030	48,644	23,799	17,182	961	2,807	164,055
Ending balance – loans	$18,538	$59,814	$56,185	$23,799	$32,792	$961	$2,807	$194,896

The following table details activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2011 and the Company’s recorded investment in loans as of December 31, 2011 related to each balance in the allowance for loan losses. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	December 31, 2011
(Dollars in 000’s)	Commercial	Real Estate -Residential	Real Estate -Commercial	Real Estate – Home Equity	Real Estate -Construction	Bank Cards	Installment	Total
Beginning balance	$2,416	$1,543	$596	$224	$5,621	$13	$111	$10,524
Recoveries credited to allowance	4	5	7	1	1	3	20	41
Loans charged-off	(431)	(800)	(21)	(124)	(2,164)	(10)	(53)	(3,603)
Provision for loan losses	(289)	208	68	(19)	1,958	12	422	2,360
Ending balance - allowance for loan loss	$1,700	$956	$650	$82	$5,416	$18	$500	$9,322

Period-end amount allocated to:
Loans individually evaluated for impairment	$765	$199	$269	$-	$579	$-	$233	$2,045
Loans collectively evaluated for impairment	935	757	381	82	4,837	18	267	7,277
Ending balance – allowance for loan loss	$1,700	$956	$650	$82	$5,416	$18	$500	$9,322

Ending balance – loans	$23,574	$66,611	$62,499	$24,739	$42,801	$967	$3,021	$224,212

Loans individually evaluated for impairment	$4,549	$4,731	$5,552	$-	$18,340	$-	$233	$33,405
Loans collectively evaluated for impairment	19,025	61,880	56,947	24,739	24,461	967	2,788	190,807
Ending balance – loans	$23,574	$66,611	$62,499	$24,739	$42,801	$967	$3,021	$224,212

Impaired Loans. Impaired loans include loans that are on non-accrual but may also include loans that are performing and paying per the terms of the loan agreement. Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the net realizable fair value of collateral if repayment is expected solely from the collateral. Interest payments on non-accruing impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Interest payments on accruing impaired loans are recognized as interest income. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Year-end impaired loans as of December 31, 2012 are set forth in the following table.

	December 31, 2012
(Dollars in 000’s)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial	$182	$198	$-	$1,686	$8
Real estate:
Residential	2,043	2,109	-	2,520	94
Commercial	4,342	4,443	-	4,557	238
Construction	14,182	16,168	-	14,486	215

With an allowance recorded:
Commercial	$2,724	$2,724	$647	$2,042	$150
Real estate:
Residential	2,741	2,772	486	2,238	46
Commercial	3,199	3,199	740	1,990	123
Construction	1,428	1,498	670	2,489	63
Installment	-	-	-	116	-

Total:
Commercial	$2,906	$2,922	$647	$3,728	$158
Real Estate:
Residential	4,784	4,881	486	4,758	140
Commercial	7,541	7,642	740	6,547	361
Construction	15,610	17,666	670	16,975	278
Installment	-	-	-	116	-
Total:	$30,841	$33,111	$2,543	$32,124	$937

Year-end impaired loans as of December 31, 2011 are set forth in the following table.

	December 31, 2011
(Dollars in 000’s)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial	$3,190	$3,225	$-	$2,661	$176
Real estate:
Residential	2,997	3,083	-	2,538	141
Commercial	4,771	4,771		3,464	258
Construction	14,790	14,869	-	11,409	543

With an allowance recorded:
Commercial	$1,359	$1,359	$765	$3,270	$28
Real estate:
Residential	1,734	1,734	199	2,157	17
Commercial	781	781	269	1,252	19
Construction	3,550	4,663	579	13,117	16
Installment	233	233	233	116	-

Total:
Commercial	$4,549	$4,584	$765	$5,931	$204
Real Estate:
Residential	4,731	4,817	199	4,695	158
Commercial	5,552	5,552	269	4,716	277
Construction	18,340	19,532	579	24,526	559
Installment	233	233	233	116	-
Total:	$33,405	$34,718	$2,045	$39,984	$1,198

Generally, no additional funds are committed to be advanced in connection with our impaired loans. Impaired loans include loans that are on non-accrual but may also include loans that are performing and paying per the terms of the loan agreement. The Company has identified performing loans as impaired because either (1) they are related to construction and development loans where the underlying project is delayed, or (2) the fair value of the collateral supporting the loan may be less than the loan amount even though the loan is current. At the time that the loan becomes ninety days past due, the Company will generally put the loan on non-accrual, unless the loan is well-secured and in the process of collection.

Troubled Debt Restructurings (TDRs): In situations where, for economic or legal reasons related to a borrower’s financial condition, management may grant a concession to the borrower that it would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). When loans are modified under the terms of a TDR, the Company typically offers the borrower an extension of the loan, maturity date and/or a reduction in the original contractual interest rate.

The number and outstanding recorded investment of loans entered into under the terms of a TDR during the years ended December 31, 2012 and 2011, by type of concession granted, are set forth in the following tables:

(Dollars in 000’s)	December 31, 2012
	Number of Contracts	Rate Modification	Term Extension	Rate Modification & Term Extension
Commercial	1	$-	$-	$32
Real Estate – Residential	5	-	184	1,156
Real Estate – Commercial	3	-	-	1,754
Real Estate - Construction	7	4,287	538	2,527
Total	16	$4,287	$722	$5,469

(Dollars in 000’s)	December 31, 2011
	Number of Contracts	Rate Modification	Term Extension
Commercial	1	$560	$-
Real Estate – Residential	2	-	403
Real Estate – Commercial	5	-	1,010
Real Estate - Construction	2	-	189
Total	10	$560	$1,602

Troubled debt restructured loans are considered to be in default if the borrower fails to make timely payments under the terms of the restructure and repayment possibilities have been exhausted. There were no troubled debt restructurings that defaulted within one year during the year ended December 31, 2012 whereby all repayment possibilities had been exhausted. The table below shows troubled debt restructurings that defaulted within one year during the year ended December 31, 2011:

(Dollars in 000’s)	December 31, 2011
	Number of Contracts	Recorded\ Investment
Commercial	-	$-
Real Estate – Residential	-	-
Real Estate – Commercial	-	-
Real Estate - Construction	2	189
Total	2	$189

As of December 31, 2012, loans classified as troubled debt restructurings and included as impaired loans in the impaired disclosure above totaled $19.0 million. At December 31, 2012, $8.8 million of the loans classified as troubled debt restructurings are in compliance with the modified terms, and $2.4 million have paid per the terms of the restructuring; however, they remain on non-accrual. As of December 31, 2011, loans classified as troubled debt restructurings and included as impaired loans in the impaired disclosure above totaled $9.3 million. At December 31, 2011, $7.8 million of the loans classified as troubled debt restructurings were in compliance with the modified terms, and $1.3 million had paid per the terms of the restructuring; however, they remained on non-accrual.

Non-Accrual and Past Due Loans. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on non-accrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on non-accrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The following is a table which includes an aging analysis of the recorded investment of past due loans as of December 31, 2012.

(Dollars in 000’s)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing	Non- Accruals
Commercial	$132	$-	$17	$149	$18,389	$18,538	$-	$2,156
Real estate:
Residential	2,376	1,847	750	4,973	54,841	59,814	-	3,933
Commercial	768	570	981	2,319	53,866	56,185	-	3,295
Home equity	287	336	-	623	23,176	23,799	-	143
Construction	2,509	704	11,526	14,739	18,053	32,792	-	13,048
Bank cards	6	17	26	49	912	961	26	-
Installment	52	29	26	107	2,700	2,807	5	54
Total	$6,130	$3,503	$13,326	$22,959	$171,937	$194,896	$31	$22,629

The following is a table which includes an aging analysis of the recorded investment of past due loans as of December 31, 2011.

(Dollars in 000’s)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing	Non- Accruals
Commercial	$206	$894	$413	$1,513	$22,061	$23,574	$235	$3,763
Real estate:
Residential	3,838	1,485	3,255	8,578	58,033	66,611	1,598	3,622
Commercial	973	529	1,403	2,905	59,594	62,499	-	1,643
Home equity	251	62	180	493	24,246	24,739	-	323
Construction	4,487	745	10,785	16,017	26,784	42,801	-	12,778
Bank cards	13	2	18	33	934	967	18	-
Installment	46	31	234	311	2,710	3,021	1	265
Total	$9,814	$3,748	$16,288	$29,850	$194,362	$224,212	$1,852	$22,394

Interest in the amount of $1.1 million and $1.2 million would have been recognized if non-accrual loans had been current and paying in accordance with their terms during the years ended December 31, 2012 and 2011, respectively.

Note 5. Other Real Estate Owned

Other real estate owned represents properties acquired through foreclosure or other proceedings. Other real estate owned is recorded at fair value less estimated costs to sell. Other real estate owned is evaluated periodically to ensure the carrying amount is supported by its current fair value. The table below presents a summary of the activity related to other real estate owned:

	Years Ended December 31,
(Dollars in 000’s)	2012	2011
Beginning balance	$6,809	$2,394
Additions	2,834	5,628
Sales	(4,039)	(841)
Net gain (loss) on sales	20	(90)
Valuation write-downs	(831)	(282)
Ending Balance	$4,793	$6,809

Expenses applicable to other real estate owned included the following:

	Years Ended December 31,
(Dollars in 000’s)	2012	2011
Net (gain) loss on sales of real estate	$(20)	$ 90
Valuation write-downs	831	282
Operating expenses, net of rental income	218	253
	$1,029	$625

Note 6. Bank Premises and Equipment

Major classifications of bank premises and equipment and the total accumulated depreciation at December 31, 2012 and 2011 are as follows:

(Dollars in 000’s)	December 31,
	2012	2011
Land	$1,925	$1,959
Buildings and improvements	7,355	7,493
Furniture and equipment	10,081	9,958
	19,361	19,410
Less accumulated depreciation	11,589	11,293
	$7,772	$ 8,117

Depreciation expense for the years ending December 31, 2012 and 2011 was $486 thousand and $572 thousand, respectively.

Note 7. Investment in Bank Owned Life Insurance

The Bank is owner and designated beneficiary on life insurance policies maintained on certain of its current and former officers and directors. The earnings from these policies are used to offset increases in employee benefit costs. The cash surrender value of these policies was $11.0 million and $10.6 million at December 31, 2012 and 2011, respectively.

Note 8. Maturities of Time Deposits

The aggregate amount of time deposits in denominations of $100,000 or more as of December 31, 2012 and 2011 was $41.5 million and $48.9 million, respectively. As of December 31, 2012, the scheduled maturities of time deposits are as follows:

(Dollars in 000’s)	December 31,
2013	$75,699
2014	19,461
2015	13,447
2016	14,438
2017	14,030
$137,075

Note 9. FHLB and Other Borrowings

Federal Home Loan Bank borrowings: The borrowings from the Federal Home Loan Bank of Atlanta, Georgia, are secured by qualifying residential and commercial first mortgage loans, qualifying home equity loans and certain specific investment securities. The borrowings with the FHLB have prepayment fees associated with them; therefore, the Company cannot prepay without incurring fees. The Company, through its principal subsidiary, Central Virginia Bank, has available unused borrowing capacity from the Federal Home Loan Bank totaling $14.7 million. The borrowings at December 31, 2012 and 2011, consist of the following and had a weighted-average interest rate of 3.60%:

(Dollars in 000’s)	2012	2011
Interest payable quarterly at a fixed rate of 2.99%,
principal due and payable March 17, 2014	$ 5,000	$ 5,000
Interest payable quarterly at a fixed rate of 3.543%,
principal due and payable on May 9, 2014	5,000	5,000
Interest payable quarterly at a fixed rate of 4.5092%
principal due and payable on July 24, 2017	5,000	5,000
Interest payable quarterly at a fixed rate of 4.57%,
principal due and payable on June 29, 2016, callable quarterly beginning September 29, 2006	5,000	5,000
Interest payable quarterly at a fixed rate of
2.95%, principal due and payable on May 9, 2014	5,000	5,000
Interest payable quarterly at a fixed rate of 4.315%,
principal due and payable on August 22, 2016, callable quarterly beginning August 22, 2007	5,000	5,000
Interest payable quarterly at a fixed rate of 2.98%
principal due and payable on May 9, 2014	10,000	10,000
	$40,000	$ 40,000

The contractual maturities of FHLB advances as of December 31, 2012 are as follows (dollars in thousands):

(Dollars in 000’s)
Due in 2013	$ -
Due in 2014	25,000
Due in 2015	-
Due in 2016	10,000
Due in 2017	5,000
Thereafter	-
$40,000

Other borrowings: Total short-term borrowings consist of securities sold under agreements to repurchase, which are secured transactions with customers and generally mature the day following the date sold. Federal funds purchased would also be included in our short-term borrowings; however, no federal funds were purchased at December 31, 2012 or 2011.

There were no securities sold under agreements to repurchase at December 31, 2012. Repurchase agreements for customers were $1.4 million at December 31, 2011. These borrowings matured daily and were secured by U.S. Government Agency securities with fair values of $2.0 million at December 31, 2011. Interest rates of 0.125% were paid on these borrowings for the year ended December 31, 2011.

(Dollars in 000’s)	2012	2011
Securities sold under agreements to repurchase	$-	$1,393
Maximum month-end outstanding balance	$-	$3,753
Average outstanding balance during the year	$127	$1,927
Average interest rate during the year	0.125%	0.40%
Average interest rate at end of year	-%	0.125%

Borrowing facilities: The Bank has entered into various borrowing arrangements with other financial institutions for federal funds and other borrowings. The total amount of borrowing facilities available as of December 31, 2012 totaled $124.7 million, of which $84.7 million remained available to borrow. The total amount of borrowing facilities available as of December 31, 2011 totaled $126.6 million, of which $85.2 million remained available to borrow.

Note 10. Capital Trust Preferred Securities

Capital trust preferred securities represent preferred beneficial interests in the assets of Central Virginia Bankshares Statutory Trust I (Trust). The Trust holds $5.2 million in floating rate junior subordinated debentures due December 17, 2033, issued by the Company on December 17, 2003. Distributions on the $5.0 million in Preferred Securities are payable quarterly at an annual rate of three-month LIBOR plus 2.85% (3.21% and 3.43% at December 31, 2012 and 2011 respectively). However, the Company has the option to defer distributions for up to five years. Cash distributions on the Preferred Securities are made to the extent interest on the debentures is received by the Trust. In the event of certain changes or amendments to regulatory requirements or federal tax rules, the Preferred Securities are redeemable in whole. Otherwise, the Preferred Securities are generally redeemable by the Company in whole or in part on or after December 17, 2008, at 100% of the liquidation amount. The Trust’s obligations under the Preferred Securities are fully and unconditionally guaranteed by the Company. For regulatory purposes, the Preferred Securities are considered a component of Tier I capital.

On March 4, 2010, the Company notified U.S. Bank, National Association that pursuant to Section 2.11 of the Indenture dated December 17, 2003 among Central Virginia Bankshares, Inc. as Issuer and U.S. Bank, National Association, as Trustee for the $5.2 million Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033, (CUSIP 155793AA0), the Board of Directors of Central Virginia Bankshares, Inc. had determined to defer the regular quarterly Interest Payments on such Debentures, effective March 31, 2010. As of December 31, 2012, the total arrearage on such interest payments is $529 thousand, which is included in accrued interest payable.

 Note 11. Income Tax Matters

The Company files income tax returns in the U.S. federal jurisdiction and the Commonwealth of Virginia. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years prior to 2009. The Company and the Bank file a consolidated federal income tax return. The Company has federal net operating losses of $26.9 million available to offset future taxable income, which portions thereof will expire at various times through 2031. The consolidated income tax (benefit) for the years ended December 31, 2012 and 2011 are as follows:

(Dollars in 000’s)	2012	2011
Current tax expense (benefit)	$125	$(413)
Deferred tax (benefit) expense	(125)	413
	$ -	$-

A reconciliation of the expected income tax expense computed at 34% to the income tax expense (benefit) included in the consolidated statements of operations for the years ended December 31, 2012 and 2011 follows:

(Dollars in 000’s)	2012	2011
Computed “expected” tax expense (benefit)	$73	$ 265
Tax-exempt interest	(47)	(79)
Disallowance of interest expense deduction for the portion attributable to carrying tax-exempt obligations	1	3
Dividends received deduction	(90)	(59)
Increase in cash value of life insurance	(126)	(134)
Tax credits from limited partnership investment	(159)	(159)
Other	348	163
	$ -	$-

The components of the net deferred tax asset are as follows at December 31, 2012 and 2011:

(Dollars in 000’s)	2012	2011
Deferred tax assets:
Allowance for loan losses	$1,597	$2,449
Unrealized loss on securities available for sale	1,182	1,563
Other than temporary impairment of securities	329	3,624
Net operating loss carryforward	9,610	5,661
Tax credit carryfoward	967	808
Accrued supplemental retirement expense	691	630
Interest income on nonaccrual loans	418	333
Other	601	442
	15,395	15,510

Deferred tax liabilities:
Property and equipment	194	236
Cumulative increase in cash surrender value	558	502
Other investments	10	14
	762	752

Net deferred tax asset	$14,633	$14,758
Less valuation allowance	14,633	14,758
Deferred income tax	$ -	$ -

 As of both December 31, 2012 and 2011, the Company had recorded net deferred income tax assets (DTA) of zero. The realization of deferred income tax assets is assessed and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized. “More likely than not” is defined as greater than a 50% chance. All available evidence, both positive and negative is considered to determine whether, based on the weight of that evidence, a valuation allowance is needed. Management’s assessment is primarily dependent on historical taxable income and projections of future taxable income, which are directly related to the Company’s core earnings capacity and its prospects to generate core earnings in the future. Projections of core earnings and taxable income are inherently subject to uncertainty and estimates that may change given an uncertain economic outlook, banking industry conditions and other factors. Management is considering certain transactions that would increase the likelihood that a DTA will be realized. Execution of certain transactions may be considered viable but changing market conditions, tax laws, and other factors could affect the success thereof. At December 31, 2012, management conducted such an analysis and determined that an establishment of a valuation allowance of $14.6 million was prudent given our cumulative operating losses.

Note 12. Other Operating Expenses

The following table summarizes the details of other operating expenses for the years ended December 31, 2012 and 2011:

	December 31,
(Dollars in 000’s)	2012	2011
Advertising and public relations	$64	$55
Taxes and licenses	81	122
Legal and professional fees	588	467
Consulting fees	432	521
Outsourced data processing	461	557
Other	2,391	2,227
Total other operating expenses	$4,017	$3,949

Note 13. Defined Contribution Plan

The Bank provides a qualified defined contribution plan for all eligible full-time and part-time employees. The plan is governed by ERISA and the plan document. The plan is administered through the Virginia Bankers Association Benefits Corporation and may be amended or terminated by the Board of Directors at any time. The defined contribution plan is comprised of two components, Profit-Sharing and the 401K. Once eligible and participating, employees are 100% vested in all employer and employee contributions.

Profit-Sharing: This portion of the plan is discretionary and is based on the profitability of the Company on an annual basis. The Board of Directors approves the Company’s profit-sharing contribution percentage annually. The approved contribution amount is credited to the participant’s individual account during the first quarter of each year for the prior year. The Company did not make a profit-sharing contribution in 2011 or 2012.

401K: This portion of the plan provides for employee contributions of a portion of their eligible wages on a pre-tax basis subject to statutory limitations. Prior to November 1, 2010, the Bank provided a matching contribution of $1.00 for every $1.00 the participant contributes up to 3% of the participant’s eligible wages and $.50 for every $1.00 contributed of the next 2% of their eligible wages. Effective November 1, 2010, the Company suspended employer 401K contributions to the plan.

Note 14. Supplemental Executive Retirement Agreements

The Bank has established a Supplemental Executive Retirement Plan, (the “SERP”), a nonqualified, unfunded, defined benefit arrangement for selected executive and senior officers of the Bank as designated by the Board of Directors. The participants in the SERP as of December 31, 2012 include the two executive officers as well as three other senior officers. The costs associated with this plan, as well as several other general employee benefit plans are partially offset by earnings attributable to the Bank’s purchase of single premium Bank Owned Life Insurance (“BOLI”). The SERP provides an annual award equal to 25 percent of the participant’s final compensation, payable monthly over a 15-year period, following normal retirement at age 65, provided the participant has been employed by the Bank for a minimum of 8 years. A further provision exists for early retirement beginning at age 60, subject to the same 8-year service requirement, but with reduced benefits depending on the number of years preceding age 65 the participant elects to retire. Should the participant’s employment terminate due to disability or death, and the requirements necessary to receive a supplemental benefit under the SERP have otherwise been met, the benefit shall be paid to the participant or the surviving spouse. No benefits are payable should the participant’s employment terminate for any reason other than retirement, disability, death, or a change in control. The Company calculates the adequacy of the total accrued SERP liability as well as the annual expense to be recorded each year.

The accrued liability payable at December 31, 2012 and 2011 totaled $2.0 million and $1.9 million, respectively. The Company recorded expense related to the plan of $264 thousand and $163 thousand for 2012 and 2011, respectively.

Note 15. Commitments and Contingencies

Financial instruments with off-balance-sheet risk: The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. A summary of the Bank’s commitments at December 31, 2012 and 2011 is as follows:

(Dollars in 000’s)	2012	2011
Commitments to extend credit	$ 27,356	$31,081
Unfunded commitments under lines of credit	11,093	11,217
Standby letters of credit	1,895	2,010
	$40,344	$44,308

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and ultimately may not be drawn upon to the total extent to which the Company is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of credit risk: All of the Bank’s loans, commitments to extend credit, and standby letters of credit have been granted to customers within the state and, more specifically, the area surrounding Richmond, Virginia. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon the agribusiness and construction sectors of the economy.

Note 16. Related Party Transactions

The Company’s banking subsidiary has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Total related party deposits were $2.2 million and $1.9 million at December 31, 2012 and 2011, respectively.

Aggregate loan transactions with related parties for the year ended December 31, 2012 and 2011 were as follows:

	December 31,
(Dollars in 000’s)	2012	2011
Balance, beginning	$4,471	$4,796
New loans	2,924	2,766
Repayments	(4,521)	(3,091)
	$2,874	$4,471
Commitments	566	705
Total loans outstanding and commitments	$3,440	$5,176

Note 17. Preferred Stock and Warrant

On January 22, 2009, the Company held a Special Meeting of Shareholders for the purpose of approving an amendment and restatement of the Articles of Incorporation of Central Virginia Bankshares, Inc. to authorize the issuance of preferred stock. The primary purpose of authorizing preferred stock was to allow participation in the Capital Purchase Program (“Capital Purchase Program”) established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). At the meeting, affirmative votes were received from not less than two-thirds of the shares of common stock then outstanding thereby approving the amendment of the Articles of Incorporation and authorizing the Company to issue up to 1,000,000 shares of preferred stock.

On January 30, 2009, as part of the Capital Purchase Program, the Company issued and sold to Treasury for an aggregate purchase of $11,385,000 in cash (i) 11,385 shares of the Company’s fixed rate cumulative perpetual preferred stock, Series A, par value $1.25 per share, having a liquidation preference of $1,000 per share (“Series A Preferred Stock”) and (ii) a ten-year warrant to purchase up to 263,542 shares of the Company’s common stock, par value $1.25 per share (“Common Stock”), at an initial exercise price of $6.48 per share (“Warrant”). The Series A Preferred Stock may be treated as Tier 1 capital for regulatory capital adequacy determination purposes.

Cumulative dividends on the Series A Preferred Stock will accumulate on the liquidation preference at a rate of 5% per annum until January 30, 2014, and at a rate of 9% per annum thereafter. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends. The Company may redeem the Series A Preferred Stock at 100% of their liquidation preference (plus any accrued and unpaid dividends).

The purchase agreement pursuant to which the Series A Preferred Stock and the Warrant were sold subjects the Company to certain of the executive compensation limitations included in the EESA until such time as Treasury no longer owns any debt or equity securities acquired through the Capital Purchase Program.

On February 12, 2010, the Company notified the U.S. Department of the Treasury that the Board of Directors of the Company determined that the payment of the quarterly cash dividend of $142 thousand due on February 16, 2010, and subsequent quarterly payments on the Fixed Rate Cumulative Preferred Stock, Series A, should be deferred. As of December 31, 2012, the total arrearage, including interest on the unpaid dividends, was approximately $1.9 million.

Note 18. Stock-Based Compensation

The Company has a Stock Plan that provides for the grant of Stock Options up to a maximum of 341,196 shares of common stock of which 175,174 shares have not been issued. This Plan was adopted to foster and promote the long-term growth and financial success of the Company by assisting in recruiting and retaining directors and key employees by enabling individuals who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. The options were granted at the market value on the date of each grant. The maximum term of the options is ten years.

 The following table presents a summary of options under the Plan at December 31, 2012:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value(1)
Outstanding at beginning of year	11,003	$18.67	$ -
Granted	-	-
Exercised	-	-
Forfeited	(4,549)	14.74	$ -
Outstanding at end of year	6,454	$21.44	$ -
Options exercisable at year-end	6,454	$21.44	$ -

(1) The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the exercise price of the option) that would have been received by the option holders had all option holders exercised their options on December 31, 2012. This amount changes based on changes in the market value of the Company’s stock.

Information pertaining to options outstanding at December 31, 2012 is as follows:

	Options Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$15.21 - $24.81	6,454	1.09 years	$21.44

Restricted Stock: During the year ended December 31, 2011, the Company granted 48,439 restricted stock under the Company’s Stock Incentive Plan to the Company’s Officers. The restricted stock will vest over a three year period from the date of grant. All grantees of restricted stock are entitled to receive all dividends and distributions (also known as “dividend equivalent rights”) paid with respect to the common shares of the Company underlying such restricted stock at the time such dividends or distributions are paid to holders of common shares.

The Company recognizes compensation expense for outstanding restricted stock over their vesting periods for an amount equal to the fair value of the restricted stock at grant date. Fair value is determined by the price of the common shares underlying the restricted stock on the grant date. As of December 31, 2012, there was $33 thousand of total unrecognized compensation cost related to non-vested restricted stock granted under the Stock Plan. That cost is expected to be recognized over a weighted-average period of 3 years. The Company recorded $26 thousand and $25 thousand of compensation expense related to restricted stock during the years ended December 31, 2012 and 2011, respectively.

A summary of the status of the Company’s non-vested restricted stock as of December 31, 2012, and changes during the year ended December 31, 2012, is presented below:

	Number Of Restricted Stock	Weighted Average Grant- Date Fair Value
Non-vested at January 1, 2012	47,689	$ 1.73
Granted	-	-
Vested	(9,379)	1.73
Forfeited	(7,667)	1.73
Non-vested at December 31, 2012	30,643	$1.73

Note 19. Earnings (Loss) Per Common Share

The following data show the amounts used in computing income or loss per common share and the effect on income and the weighted average number of shares of dilutive potential common stock for the years ended December 31, 2012 and 2011.

(Dollars in 000’s)	2012	2011
Income (loss) available to common stockholders
used in basic EPS	$(428)	$ 136

Weighted average number of common
shares used in basic EPS (1)	2,671,555	2,666,608

Effect of dilutive securities:
Stock options	-	-
	-	-
Weighted number of common shares and
dilutive potential stock used in diluted EPS	2,671,555	2,666,608

(1) The weighted average number of common shares includes the effect of 30,643 restricted shares.

For 2012 and 2011, stock options for 6,454 and 11,003 shares of common stock, respectively, were not considered in computing diluted earnings per common share because they were anti-dilutive.

Note 20. Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Reserve Bank. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios as set forth in the table below of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2012, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2012, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. As of December 31, 2011, the Bank was categorized as adequately capitalized. To be categorized as such, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2012:
Total Capital (to Risk Weighted Assets)
Central Virginia Bank	25,030	11.17%	17,931	8.00%	$22,414	10.00%

Tier 1 Capital (to Risk Weighted Assets)
Central Virginia Bank	22,174	9.89%	8,966	4.00%	$13,449	6.00%

Tier 1 Capital (to Average Assets)
Central Virginia Bank	22,174	5.71%	15,521	4.00%	$19,401	5.00%

As of December 31, 2011:
Total Capital (to Risk Weighted Assets)
Central Virginia Bank	24,584	9.83%	20,013	8.00%	$ 25,016	10.00%

Tier 1 Capital (to Risk Weighted Assets)
Central Virginia Bank	21,379	8.55%	10,006	4.00%	$15,009	6.00%

Tier 1 Capital (to Average Assets)
Central Virginia Bank	21,379	5.42%	15,790	4.00%	$19,737	5.00%

Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the Bank’s regulatory agency. Under that limitation, the Bank could have declared no additional dividends in 2012 or 2011 without regulatory approval.

Note 21. Fair Value Measurements

 As required by FASB ASC Topic 820, the Company must record fair value adjustments to certain assets and liabilities required to be measured at fair value and to determine fair value disclosures. Topic 820 clarifies that fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

ASC 820-10-35 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. The three levels of the fair value hierarchy based on these two types of inputs are as follows:

Level 1 -	Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2 -

Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3 -	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by the Company to measure certain financial assets and liabilities recorded at fair value on a recurring basis in the financial statements:

Securities available for sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or substantially similar securities by using pricing models that consider observable market data (Level 2). The Company uses an independent valuation firm that specializes in valuing debt securities (Level 3).  The independent firm evaluates all relevant credit and structural aspects of each debt security, determining appropriate performance assumptions and performing discounted cash flow analysis.  The following topics are covered in their evaluation:

●	Detailed credit and structural evaluation for each piece of collateral in the debt security;
●	Collateral performance projections for each piece of collateral in the debt security;
●	Terms of the debt security structure; and
●	Discounted cash flow modeling.

The following table presents the balances of financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012 and December 31, 2011:

(Dollars in 000’s)		Fair Value Measurements at December 31, 2012 Using
Description	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
U.S. Treasury securities	$7,169	$ -	$7,169	$ -
U.S. government agencies and corporations	59,535	-	59,535	-
Bank eligible preferred and equities	2,140	-	2,140	-
Mortgage-backed securities	59,795	-	59,795	-
Corporate and other debt	6,548	-	4,318	2,230
States and political subdivisions	10,491	-	10,491	-

(Dollars in 000’s)		Fair Value Measurements at December 31, 2011 Using
Description	Balance as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
U.S. Treasury securities	$ 218	$ -	$ 218	$ -
U.S. government agencies and corporations	17,039	-	17,039	-
Bank eligible preferred and equities	1,964	-	1,964	-
Mortgage-backed securities	52,216	-	52,216	-
Corporate and other debt	8,849	-	5,797	3,052
States and political subdivisions	19,018	-	19,018	-

Certain assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Company to measure certain assets recorded at fair value on a nonrecurring basis in the financial statements:

Other real estate owned: Assets acquired through, or in lieu of, loan foreclosure are held-for-sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, (Level 2) valuations are periodically performed by Management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation are included in net expenses from foreclosed assets. Level 2 or Level 3 for other real estate owned is determined in a manner similar to that described below for impaired loans.

Loans held for sale: Loans held for sale are carried at the lower of cost or market value, and are zero at December 31, 2012. These loans consisted of one-to-four family residential loans originated for sale in the secondary market and SBA loan certificates held pending being pooled into an SBA security at December 31, 2011. Fair value is based on the price secondary markets are currently offering for similar loans and SBA certificates using observable market data which is not materially different than cost due to the short duration between origination and sale (Level 2). As such, the Company records any fair value adjustments on a nonrecurring basis. No nonrecurring fair value adjustments were recorded on loans held for sale during the year ended December 31, 2011. Gains and losses on the sale of loans are recorded within other service charges, commissions and fees on the Consolidated Statements of Operations.

Impaired loans: Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The fair value of real estate collateral is considered Level 2 if it is determined utilizing a market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data. Additionally, fair value of a loan is Level 2 if the value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant using observable market data. Fair value of real estate collateral is considered Level 3 if the collateral is a house or building in the process of construction; if the appraised value is discounted or uses an income approach; or if an internal valuation using current market data is considered. Likewise, discounted cash flows of a business’s operations or values for inventory and accounts receivables collateral that are based on financial statement balances or aging reports are considered Level 3. Impaired loans allocated to the allowance for loan losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the Consolidated Statements of Operations.

The following table summarizes the Company’s assets that were measured at fair value on a nonrecurring basis during the period.

(Dollars in 000’s)		Fair Value Measurements at December 31, 2012 Using
Description	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans, net of valuation allowance	$ 7,549	$ -	$ -	$ 7,549
Other real estate owned	$ 4,793	$ -	$ -	$ 4,793

(Dollars in 000’s)		Fair Value Measurements at December 31, 2011 Using
Description	Balance as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans net of valuation allowance	$ 5,612	$ -	$ -	$ 5,612
Loans held for sale	$ 307	$ -	$ 307	$ -
Other real estate owned	$ 6,809	$ -	$ -	$ 6,809

The following table displays quantitative information about Level 3 Fair Value Measurements for December 31, 2012:

(Dollars in 000’s)		Quantitative Information about Level 3 Fair Value Measurements for December 31, 2012
Description	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
Corporate and other debt	$2,230	Vendor Pricing	(1)
Impaired loans – real estate:
Impaired loans – real estate construction	$410	Discounted appraised value	Selling cost	10% (10%)
Impaired loans – real estate residential	$1,509	Discounted appraised value	Selling cost	5% - 10% (7%)
Impaired loans – real estate commercial	$655	Internal valuation	(2)
Impaired loans – real estate construction	$348	Internal valuation	(2)
Impaired loans – real estate residential	$746	Internal valuation	(2)
Impaired loans – real estate commercial	$1,804	Discounted cash flow	Discount rate	5.5% - 6.9% (7%)
Impaired loans – commercial:
Impaired loans – commercial	$240	Internal valuation	(2)
Impaired loans – commercial	$1,837	Discounted cash flow	Discount rate	7.2% - 7.9% (7%)
Other real estate owned	$4,793	Discounted appraised value	Discount for lack of marketability	12% - 50% (11%)

(1) For our collateralized debt obligations included in Corporate and other debt, we attain independent vendor pricing for fair value. The significant unobservable inputs for Level 3 assets are valued using fair values obtained from third party vendors. The vendor uses base case collateral-specific assumptions that are aggregated into cumulative weighted-average default, recovery and prepayment probabilities.

(2) Internal valuations unobservable inputs are not available as the estimates of fair value are based on data such as tax assessments, internal estimates on sale of equipment of property by third party vendors, and financial support of the loans by the guarantors. Loans that are valued based on tax assessments may contain a discount related to the cost of sale ranging from 5%-10%. In some instances, loans may also contain a discount for lack of marketability of 10%.

ASC 820-10-50 “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument.

The following methods and assumptions were used by the Company and subsidiary in estimating the fair value of financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate their fair values.

Investment securities (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable or substantially similar instruments, or third party vendor pricing models.

Mortgage and SBA loans held for sale: Fair values for loans held for sale are based on quoted market prices.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are determined using estimated future cash flows, discounted at the interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. See above to discussion of impaired loans.

Accrued interest receivable and accrued interest payable: The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Deposit liabilities: The fair values of demand deposits equal their carrying amounts which represents the amount payable on demand. The carrying amounts for variable-rate fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits.

Federal funds purchased and securities sold under repurchase agreements: The carrying amounts for federal funds purchased and securities sold under repurchase agreements approximate their fair values.

FHLB borrowings: The fair value of FHLB borrowings is estimated by discounting its future cash flows using net rates offered for similar borrowings.

Capital trust preferred securities: The fair values for capital trust preferred securities are determined using estimated future cash flows, discounted at the interest rates currently being offered on similar products. In that regard, together with other factors related to current market conditions, the derived fair value estimates cannot be substantiated by comparison to independent markets and, may not be realized in an immediate settlement of the securities.

The following is a summary of the carrying amounts and estimated fair values of the Company’s financial assets and liabilities at December 31, 2012 and 2011:

	Fair Value Measurements at December 31, 2012 using
Dollars in 000’s	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance
Financial assets:
Cash and due from banks	$8,341	$8,341	$-	$-	$8,341
Federal funds sold	13,831	13,831	-	-	13,831
Securities available for sale	145,678	-	143,448	2,230	145,678
Securities held to maturity	1,355	-	1,355	-	1,355
Loans, net	187,501		-	187,114	187,114
Accrued interest receivable	1,435	-	1,435	-	1,435
Bank owned life insurance	10,996	-	10,996	-	10,996

Financial liabilities:
Demand and variable rate deposits	186,860	-	186,860	-	186,860
Certificates of deposit	137,075	-	-	138,797	138,797
FHLB borrowings	40,000	-	43,137	-	43,137
Capital trust preferred Securities	5,155	-	-	2,040	2,040
Accrued interest payable	796	-	796	-	796

	December 31, 2011
	Dollars in 000’s
	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and due from banks	$7,486	$7,486
Federal funds sold	38,859	38,859
Securities available for sale	99,304	99,304
Securities held to maturity	1,544	1,572
SBA loans held for sale	307	350
Loans, net	214,743	212,442
Accrued interest receivable	1,268	1,268
Bank owned life insurance	10,625	10,625

Financial liabilities:
Demand and variable rate deposits	173,807	173,807
Certificates of deposit	159,035	159,453
Securities sold under repurchase Agreements	1,393	1,393
FHLB borrowings	40,000	43,935
Capital trust preferred securities	5,155	2,287
Accrued interest payable	665	665

At December 31, 2012 and 2011, the Company had outstanding standby letters of credit and commitments to extend credit. These off-balance sheet financial instruments are generally exercisable at the market rate prevailing at the date the underlying transaction will be completed, and, therefore, they were deemed to have an immaterial effect on the current fair market value.

Note 22. Condensed Parent-Only Financial Statements

Financial statements for Central Virginia Bankshares, Inc., are presented below.

BALANCE SHEETS
(Dollars in 000’s)	December 31,
Assets	2012	2011
Cash	$274	$268
Investment in subsidiary	18,899	16,836
Securities available for sale, at fair value	562	791
Accrued interest receivable	3	4
Other assets	248	255
Total assets	$19,986	$18,154
Liabilities
Capital trust preferred securities	$5,155	$5,155
Accrued interest payable	529	341
Other liabilities	93	94
	5,777	5,590
Stockholders' Equity
Preferred stock	11,385	11,385
Common stock	3,294	3,282
Surplus	16,938	16,924
Retained deficit	(14,217)	(14,358)
Common stock warrant	412	412
Discount on preferred stock	(126)	(199)
Accumulated other comprehensive loss, net	(3,477)	(4,882)
Total stockholders’ equity	14,209	12,564
Total liabilities and stockholders’ equity	$19,986	$18,154

STATEMENTS OF OPERATIONS
(Dollars in 000’s)	Years Ended December 31,
	2012	2011
Income:
Equity in undistributed income of subsidiary	$ 658	$ 1,031
Dividend and interest income	51	47
Net realized gains on sale of securities available for sale	7	7
	716	1,085
Expenses:
Operating expenses	320	140
Interest expense	182	167
	502	307
Income (loss) before income taxes	214	778

Income tax expense	-	-
Net income	$214	$ 778

Effective dividend on preferred stock	642	642

Net income (loss) available to common shareholders	$(428)	$136

STATEMENTS OF CASH FLOWS
	Years Ended December 31,
(Dollars in 000’s)	2012	2011
Cash Flows From Operating Activities
Net income	$214	$778
Adjustments to reconcile net income to net
cash used in operating activities:
Undistributed deficit of subsidiary	(658)	(1,031)
Accretion on securities	(15)	(4)
Compensation expense for restricted stock	26	25
Realized gain on sales of securities available for sale	(7)	(7)
(Increase) decrease in other assets:
Accrued interest receivable	1	-
Other assets	7	(58)
Increase (decrease) in other liabilities:
Accrued interest payable	188	172
Other liabilities	(1)	(1)
Net cash used in operating activities	(245)	(126)

Cash Flows From Investing Activities
Proceeds from sales and calls of securities available for sale	251	163
Net cash provided by investing activities	251	163

Cash Flows From Financing Activities
Net proceeds from issuance of common stock	-	4
Net cash provided by financing activities	-	4
Increase in cash	6	41
Cash, beginning	268	227
Cash, ending	$274	$ 268

Note 23. Subsequent Events

The Bank evaluated subsequent events that have occurred after the balance sheet date, but before the financial statements are issued. There are two types of subsequent events (1) recognized, or those that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) nonrecognized, or those that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date.

Subsequent events have been considered through March 27, 2013, the date financial statements were available to be issued. Based on the evaluation, the Bank did not identify any recognized or nonrecognized subsequent events that would have required adjustment to or disclosure in the audited financial statements.